Exhibit 99.1

For further information contact:

Douglas Dynamics, Inc.

Bob McCormick

414-362-3868

investorrelations@douglasdynamics.com

DOUGLAS DYNAMICS ANNOUNCES THIRD QUARTER

2012 RESULTS

Highlights:

•                  Company reported third quarter net sales of $37.8 million, in line with internal expectations

•                  Pre-season order period (Q2 & Q3 combined) net sales were $103.3 million

•                  Produced earnings per diluted share of $0.10

•                  Reported Adjusted EBITDA of $7.8 million for the third quarter

•                  Board approves Q4 2012 dividend increase of 1.22% to $0.2075 per share

Monday November 5th, 2012 — Milwaukee, Wisconsin — Douglas Dynamics, Inc. (NYSE: PLOW), the North American leader in the design, manufacture and sale of snow and ice control equipment for light trucks, today announced financial results for the third quarter ended September 30, 2012.

Third Quarter Results

The Company’s pre-season sales period is comprised of the second quarter and third quarters combined. To encourage distributors to receive shipments prior to the peak fourth quarter retail selling season, the Company offers promotional financial and freight terms to distributors that place orders in the second quarter. These orders are then shipped during the second and third quarters.

Net sales were $37.8 million in the third quarter of 2012, compared to third quarter 2011 net sales of $53.5 million, a decrease of 29.3%. The Company attributes the decrease in sales to the historic below average snowfall across most of the Company’s core markets and timing of the pre-season shipments. As contemplated in the second quarter 2012 earnings release and conference call, and consistent with the trends over the past several years, the 2012 pre-season order period was more heavily weighted towards the second quarter than the third quarter. The timing of the pre-season orders and shipments are tactical in nature and the Company views the pre-season order program as one time period and doesn’t believe the shift between quarters is indicative of any broader change in sales patterns.

James L. Janik, President and Chief Executive Officer commented, “Our pre-season order period in 2012 was basically in line with our internal expectations but fell short of 2011 results due to the record low snowfall during the 2011/12 winter season, which was the lowest since 1961/62, according to the US National Snowfall Records.  Further compounding the challenges from last year’s mild winter were continued economic weakness and the record drought. While droughts normally have a negligible influence on sales, the severity of the most recent drought

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PRIVILEGED AND CONFIDENTIAL

exacerbated the considerable impact of the record low snowfall to professional plowers who often run landscaping businesses during the non-plowing season and use cash from both the past winter and summer work to invest in new trucks and plows. As we look to the start of the snow season, we remain committed to drive productivity improvements, and reduce short-term discretionary spending, in an effort to maximize operating results and cash flows.”

Net income was $2.3 million, or $0.10 per diluted share based on weighted average shares of 22.0 million shares, in the third quarter of 2012 compared to net income of $4.0 million, or $0.18 per diluted share based on weighted average shares of 21.8 million shares, in the third quarter of 2011. The effective tax rate for the third quarter of 2012 was 24.1%, which was lower than the estimated annual effective rate due to benefits recognized in the quarter related to tax credits recognized with the filing of the Company’s 2011 tax return. The estimated effective tax rate for full year 2012 is expected to be 37.0%.

The Company reported Adjusted EBITDA of $7.8 million in the third quarter of 2012 compared to Adjusted EBITDA of $12.1 million in the third quarter of 2011.

Balance Sheet and Liquidity

During the first nine months of 2012, the Company recorded net cash used in operating activities of $35.1 million compared to net cash used in operating activities of $18.2 million in the same period last year. This increase was driven mainly by working capital changes and a decline in net income.

Inventory was $30.4 million at the end of the third quarter of 2012, an increase of $3.3 million compared to the third quarter of 2011.

Accounts receivable at the end of the third quarter of 2012 were $70.7 million, a decrease of $12.3 million compared to third quarter 2011.

Dividend

As previously reported on September 7, 2012, the Company declared a quarterly cash dividend of $0.205 per share on its common stock. The declared $0.205 per share cash dividend was paid on September 28, 2012 to stockholders of record as of the close of business on September 18, 2012.

The Company also announced that its board of directors has approved a 1.22% increase in the Company’s quarterly cash dividend to $0.2075 per share effective for the fourth quarter 2012 dividend.

Mr. Janik commented, “The board’s decision to increase the quarterly dividend reflects our confidence in the Company’s financial strength and future outlook.  In the midst of a challenging market environment, we continue to generate strong cash flows on an annual basis and the dividend increase demonstrates our on-going commitment to creating shareholder value.”

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Outlook

Based on results from the first nine months of 2012 and current trends, the Company reaffirms its full year 2012 guidance, but expects results will come in towards the lower end of those ranges.  As previously announced, net sales for full year 2012 are expected to range from $160 million to $190 million, Adjusted EBITDA to range from $35.0 million to $45.0 million and earnings per share to range from $0.55 per share to $0.79 per share.  The full-year 2012 outlook assumes that the Company’s core markets will experience average snowfall and the economy remains stable. If economic headwinds persist and/or snowfall is below average, then the Company’s forecast could fall below the projected ranges.

Mr. Janik added, “Visibility into early winter snowfall remains extremely limited at this point in the quarter, and we remain cautiously optimistic that a return to average snowfall levels coupled with positive indicators such as light truck sales will help partially offset the negative impact from continued economic weakness and lingering effects from the mild winter and drought. As we’ve mentioned before though, the biggest variable factor in determining our fourth quarter results is the timing, amount and location of snowfall.”

Webcast Information

The Company will host an investor conference call on Tuesday, November 6, 2012 at 10:00 a.m. Central Time. The conference call will be available on the Internet through the Investor Relations section of the Company’s website at www.douglasdynamics.com.  To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live broadcast, an Internet replay will be available shortly after the call.

About Douglas Dynamics

Douglas Dynamics is the North American leader in the design, manufacture and sale of snow and ice control equipment for light trucks, which consists of snowplows and sand and salt spreaders, and related parts and accessories. The Company sells its products under the WESTERN®, FISHER® and BLIZZARD® brands which are among the most established and recognized in the industry. Additional press releases and investor relations information is available at www.douglasdynamics.com.

Use of Non-GAAP Financial Measures

This press release and the accompanying financial statement schedules contain financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  These non-GAAP measures include:

•                  Adjusted EBITDA;

•                  Adjusted net income; and

•                  Adjusted earnings per diluted share

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These non-GAAP disclosures should not be construed as an alternative to the reported results determined in accordance with GAAP.

Adjusted net income and Adjusted earnings per diluted share represents net income or earnings per share respectively, as determined under GAAP, excluding loss on extinguishment of debt, certain expenses incurred at the time of the Company’s secondary offerings in 2011 and costs incurred to pursue potential acquisitions in 2011.  Adjusted EBITDA represents net income before interest, taxes, depreciation and amortization, as further adjusted for certain unrelated charges consisting of legal and consulting fees, as well as management fees paid by the Company to affiliates of the Company’s former principal stockholders, stock based compensation, loss on extinguishment of debt and offering costs.

The Company uses, and believes its investors benefit from the presentation of, Adjusted EBITDA in evaluating the Company’s operating performance because Adjusted EBITDA provides the Company and its investors with additional tools to compare its operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company’s core operations. In addition, the Company believes that Adjusted EBITDA is useful to investors and other external users of its consolidated financial statements in evaluating the Company’s operating performance as compared to that of other companies, because it allows them to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets and liabilities, capital structure and the method by which assets were acquired. The Company’s management also uses Adjusted EBITDA for planning purposes, including the preparation of its annual operating budget and financial projections, and to evaluate the Company’s ability to make certain payments, including dividends, in compliance with its senior credit facilities, which is determined based on a calculation of “Consolidated Adjusted EBITDA” that is substantially similar to Adjusted EBITDA.

Management believes that the presentation of Adjusted net income and Adjusted earnings per diluted share for the three and nine months ended September 30, 2012 and September 30, 2011 allows investors to make meaningful comparisons of the Company’s operating performance between periods and to view the Company’s business from the same perspective as  management.  Because the excluded items are not predictable or consistent, management does not consider them when evaluating the Company’s performance or when making decisions regarding allocation of resources.

Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measures, and this reconciliation is located under the headings “Reconciliation of Net Income to Adjusted Net Income” and “Net Income to Adjusted EBITDA Reconciliation” following the Consolidated Statements of Cash Flows included in this press release.

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Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of financial resources.  These statements are often identified by use of words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.  Such statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, weather conditions, particularly lack of or reduced levels of snowfall and the timing of such snowfall, a significant decline in economic conditions or the speed of the economic recovery, our inability to maintain good relationships with our distributors,  lack of available or favorable financing options for our end-users or distributors, increases in the price of steel or other materials necessary for the production of our products that cannot be passed on to our distributors, increases in the price of fuel, the inability of our suppliers to meet our volume or quality requirements, inaccuracies in our estimates of future demand for our products, our inability to protect or continue to build our intellectual property portfolio, the effects of laws and regulations and their interpretations on our business and financial condition, our inability to develop new products or improve upon existing products in response to end-user needs, losses due to lawsuits arising out of personal injuries associated with our products, factors that could impact the future declaration and payment of dividends and our inability to compete effectively against competition, as well as those discussed in the section entitled “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2011.  You should not place undue reliance on these forward-looking statements.  The forward-looking statements in this release do not include the potential impact of any acquisitions that may be subsequently announced and/or completed.  In addition, the forward-looking statements in this release speak only as of the date hereof and we undertake no obligation, except as required by law, to update or release any revisions to any forward-looking statement, even if new information becomes available in the future.

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Financial Statements

Douglas Dynamics, Inc.

Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2012	2011
	(unaudited)	(audited)

Assets
Current assets:
Cash and cash equivalents	$1,842	$39,432
Accounts receivable, net	70,678	34,019
Inventories	30,380	24,005
Deferred income taxes	4,945	4,952
Prepaid income taxes	1,211	—
Prepaid and other current assets	1,501	1,054
Total current assets	110,557	103,462

Property, plant, and equipment, net	20,246	21,340
Assets held for sale	1,732	1,732
Goodwill	107,222	107,222
Other intangible assets, net	117,846	121,747
Deferred financing costs, net	2,773	3,402
Other long-term assets	599	112
Total assets	$360,975	$359,017

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,101	$5,040
Accrued expenses and other current liabilities	11,071	16,105
Income taxes payable	—	395
Short term borrowings	23,000	—
Current portion of long-term debt	971	11,071
Total current liabilities	37,143	32,611

Retiree health benefit obligation	8,116	8,053
Pension obligation	13,083	14,163
Deferred income taxes	30,581	26,957
Deferred compensation	756	912
Long-term debt, less current portion	111,237	111,866
Other long-term liabilities	1,537	1,066

Total stockholders’ equity	158,522	163,389
Total liabilities and stockholders’ equity	$360,975	$359,017

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Douglas Dynamics, Inc.

Consolidated Statements of Operations and Comprehensive Income

(In thousands, except per share data)

	Three Month Period Ended		Nine Month Period Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
	(unaudited)		(unaudited)

Net sales	$37,774	$53,495	$111,833	$148,541
Cost of sales	26,208	37,001	75,387	96,639
Gross profit	11,566	16,494	36,446	51,902

Selling, general, and administrative expense	5,051	6,546	15,388	19,232
Intangibles amortization	1,300	1,300	3,901	3,901

Income from operations	5,215	8,648	17,157	28,769

Interest expense, net	(2,080)	(2,332)	(6,304)	(6,678)
Loss on extinguishment of debt	—	—	—	(673)
Other expense, net	(44)	(25)	(277)	(202)
Income before taxes	3,091	6,291	10,576	21,216

Income tax expense	745	2,324	3,525	8,326

Net income	$2,346	$3,967	$7,051	$12,890
Less: Net income attributable to participating securities	19	51	51	271
Net income attributable to common shareholders	$2,327	$3,916	$7,000	$12,619

Weighted average number of common shares outstanding:
Basic	21,922,173	21,760,753	21,885,301	21,609,810
Diluted	21,979,015	21,838,062	21,958,473	21,755,552

Earnings per common share:
Basic	$0.11	$0.18	$0.32	$0.59
Diluted	$0.10	$0.18	$0.31	$0.57
Cash dividends declared and paid per share	$0.21	$0.20	$0.62	$0.97
Comprehensive income	$2,371	$3,649	$7,064	$12,508

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Douglas Dynamics, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Nine Month Period Ended
	September 30, 2012	September 30, 2011
	(unaudited)

Operating activities
Net income	$7,051	$12,890
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	5,998	6,146
Amortization of deferred financing costs and debt discount	763	627
Loss on extinguishment of debt	—	673
Stock-based compensation	1,700	1,210
Provision for losses on accounts receivable	208	454
Deferred income taxes	3,631	7,660
Changes in operating assets and liabilities:
Accounts receivable	(36,867)	(46,420)
Inventories	(6,375)	(3,586)
Prepaid and other assets and prepaid income taxes	(2,145)	(821)
Accounts payable	(2,939)	985
Accrued expenses and other current liabilities	(5,429)	2,480
Deferred compensation	(156)	(120)
Benefit obligations and other long-term liabilities	(533)	(368)
Net cash used in operating activities	(35,093)	(18,190)

Investing activities
Capital expenditures	(1,083)	(1,585)
Proceeds from sale of equipment	80	67
Net cash used in investing activities	(1,003)	(1,518)

Financing activities
Proceeds from exercise of stock options	—	1,277
Collection of stockholders’ notes receivable	—	482
Payments of financing costs	—	(3,454)
Dividends paid	(13,631)	(21,275)
Borrowing on long-term debt	—	123,750
Revolver borrowings	23,000	24,000
Repayment of long-term debt	(10,863)	(122,137)
Net cash provided by (used in) financing activities	(1,494)	2,643
Change in cash and cash equivalents	(37,590)	(17,065)
Cash and cash equivalents at beginning of year	39,432	20,149
Cash and cash equivalents at end of quarter	$1,842	$3,084

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Douglas Dynamics, Inc.

Net Income to Adjusted EBITDA reconciliation (unaudited)

(in thousands)

	Three month period ended September 30,		Nine month period ended September 30,
	2012	2011	2012	2011

Net income	$2,346	$3,967	$7,051	$12,890

Interest expense - net	2,080	2,332	6,304	6,678
Income tax expense	745	2,324	3,525	8,326
Depreciation expense	695	744	2,097	2,245
Amortization	1,300	1,300	3,901	3,901
EBITDA	7,166	10,667	22,878	34,040

Management fees	—	11	—	37
Loss on extinguishment of debt	—	—	—	673
Stock based compensation	794	464	1,700	1,210
Offering costs	—	78	—	1,113
Other charges (1)	(152)	876	970	999
Adjusted EBITDA	$7,808	$12,096	$25,548	$38,072

(1) - Reflects ($152) and $876 of unrelated legal and consulting fees for the three months ended September 30, 2012 and 2011, respectively, and $970 and $999 for the nine months ended September 30, 2012 and 2011, respectively.

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Douglas Dynamics, Inc.

Reconciliation of Net Income to Adjusted Net Income

$ Millions, except share data

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
(in millions)	2012	2011	2012	2011
Net income — (GAAP)	$2.3	$4.0	$7.1	$12.9
Addback expenses, net of tax at 37.0% for 2012 and 2011:
-Loss on extinguishment of debt	—	—	—	0.4
-Acquisition costs	—	0.5	—	0.5
- Offering costs	—	—	—	0.7
Adjusted net income - (Non-GAAP)	$2.3	$4.5	$7.1	$14.5

Average basic common shares	21,922,173	21,760,753	21,885,301	21,609,810
Average common shares assuming dilution	21,979,015	21,838,062	21,958,473	21,755,552

Adjusted earnings per common share - basic	$0.11	$0.21	$0.32	$0.67
Adjusted earnings per common share - dilutive	$0.10	$0.21	$0.31	$0.67

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